Exhibit 3.2

BYLAWS

OF

ENERFLEX US HOLDINGS INC.

BYLAWS

OF

ENERFLEX US HOLDINGS INC.

PREAMBLE

These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (“DGCL”) and the certificate of incorporation of Enerflex US Holdings Inc., a Delaware corporation (the “Company”). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the DGCL or the provisions of the certificate of incorporation of the Company, such provisions of the DGCL or the certificate of incorporation of the Company, as the case may be, will be controlling.

ARTICLE I

CORPORATE OFFICES

1.1 Registered Office.

The registered office of the Company in the State of Delaware is located at The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of the registered agent of the Company at such address is The Corporation Trust Company.

1.2 Other Offices.

The board of directors of the Company (the “Board of Directors”) may at any time establish other offices at any place or places where the Company is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, or by means of remote communication, as shall be designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Company.

2.2 Annual Meeting.

The annual meeting of stockholders shall be held on such date, time and place, either within or without the State of Delaware, or by means of remote communication as may be designated by resolution of the Board of Directors each year. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3 Special Meeting.

A special meeting of the stockholders may be called at any time pursuant to a resolution approved by the Board of Directors and may not be called by any other person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

2.4 Notice of Stockholders’ Meetings.

All notices of meetings of the stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place (if any), date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5 Manner of Giving Notice; Affidavit of Notice.

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6 Quorum.

The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either: (a) the chairman of the meeting; or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have the power to adjourn the meeting to another place (if any), date or time.

2.7 Adjourned Meeting; Notice.

When a meeting is adjourned to another place (if any), date or time, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any) thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or a new record date is affixed for the adjourned meeting, notice of the place (if any), date and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 Organization; Conduct of Business.

(a) The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the chairman of the Board of Directors, or in his or her absence or inability to act, the president, or, in his or her absence or inability to act, the person whom the chairman of the Board of Directors shall appoint, shall act as chair of, and preside at, the meeting. The secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

(b) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.9 Voting.

(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12, subject to the provisions of Sections 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgers and joint owners of stock and to voting trusts and other voting agreements).

(b) Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

2.10 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

2.11 Stockholder Action by Written Consent Without a Meeting.

(a) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is: (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (ii) delivered to the Company in accordance with Section 228(a) of the DGCL.

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Company, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Company in the manner prescribed in this Section 2.11. A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section 2.11 to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

2.12 Record Date for Stockholder Notice; Voting; Giving Consents.

(a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

(b) If the Board of Directors does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the Company; or

(iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, if such adjournment is for thirty (30) days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.13 Proxies.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by law filed with the secretary of the Company, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

ARTICLE III

DIRECTORS

3.1 Powers.

Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2 Number of Directors.

Upon the adoption of these bylaws, the number of directors constituting the entire Board of Directors shall be three (3). Thereafter, this number may be changed by a resolution of the Board of Directors or of the stockholders, subject to Section 3.4. No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Elections of directors need not be by written ballot.

3.4 Resignation and Vacancies.

(a) Any director may resign at any time upon written notice to the attention of the secretary of the Company. When one (1) or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4.

(b) Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, shall be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation or removal.

3.5 Place of Meetings; Meetings by Telephone.

(a) The Board of Directors of the Company may hold meetings, both regular and special, either within or outside the State of Delaware.

(b) Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7 Special Meetings; Notice.

(a) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the Board of Directors, the president, any vice president, or the secretary.

(b) Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Company. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the holding of the meeting. If the notice is delivered personally by facsimile, by electronic transmission, by telephone or by telegram, it shall be delivered at least twenty-four (24) hours prior to the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Company. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8 Quorum.

(a) At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.10 Board Action by Written Consent Without a Meeting.

(a) Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(b) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

3.11 Removal of Directors.

(a) Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that if the stockholders of the Company are entitled to cumulative voting, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

(b) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV

COMMITTEES

4.1 Committees of Directors.

The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Company. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Company.

4.2 Meetings and Action of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting), with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

5.1 Officers.

The officers of the Company shall be a president, a secretary, and a treasurer. The Company may also have, at the discretion of the Board of Directors, a chief executive officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3. Any number of offices may be held by the same person.

5.2 Appointment of Officers.

The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3 Subordinate Officers.

The Board of Directors may appoint, or empower the chief executive officer (if any) or the president to appoint, such other officers and agents as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.

5.4 Removal and Resignation of Officers.

(a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom the power of removal is conferred by the Board of Directors.

(b) Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

5.6 President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the Board of Directors (if any) or the chief executive officer (if any), the president shall have general supervision, direction, and control of the business and other officers of the Company. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

5.7 Vice Presidents.

In the absence or disability of the chief executive officer (if any) and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these bylaws, the president or the chairman of the Board of Directors.

5.8 Secretary.

(a) The secretary shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

(b) The secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the Company’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, and the number and classes of shares held by each.

(c) The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these bylaws. He or she shall keep the seal of the Company, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these bylaws.

5.9 Treasurer.

(a) The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b) The treasurer shall deposit all moneys and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the president, the chief executive officer, or the directors, upon request, an account of all his or her transactions as treasurer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

5.10 Authority and Duties of Officers.

In addition to the foregoing authority and duties, all officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors or the stockholders.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1 Indemnification of Directors and Officers.

(a) The Company shall indemnify and hold harmless to the full extent permitted by the DGCL each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. For purposes of this Section 6.1, a “director” or “officer” of the Company includes any person: (a) who is or was serving as a director or officer of the Company; (b) who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted from being taken in such capacity, against all expense, liability and loss suffered and expense (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection therewith; or (c) who was serving as a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

(b) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, commenced or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) by reason of the fact that the person is or was an employee (other than an officer) or agent of the Company, or, while serving as an employee (other than an officer) or agent of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent (i) permitted by the DGCL, and (ii) authorized in the sole discretion of any two (2) officers of the

Company (such officers so authorizing such indemnification, the “Authorizing Officers”). The Company may, to the extent permitted by the DGCL and authorized in the sole discretion of the Authorizing Officers, pay expenses (including attorneys’ fees) reasonably incurred by any such employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon such terms and conditions as the Authorizing Officers authorizing such expense advancement determine in their sole discretion. The provisions of this Section 6.1(b) shall not constitute a contract right in respect of indemnification for any such employee or agent.

6.2 Indemnification of Others.

The Company shall indemnify and hold harmless to the full extent permitted by the DGCL each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company and solely with respect to claims arising from actions taken or not taken, in each case, in good faith within the scope of their employment or service with the Company. For purposes of this Section 6.2, an “employee” or “agent” of the Company (other than a director or officer) includes any person: (a) who is or was serving as an employee or agent of the Company; (b) who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (c) who was serving as an employee or agent of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

6.3 Payment of Expenses in Advance.

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the Company to the indemnified party in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4 Indemnity Not Exclusive.

The indemnification provided by this Article VI shall not be deemed exclusive of and shall be in addition to any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation.

6.5 Insurance.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

6.6 Conflicts.

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears that it would be inconsistent with:

(a) a provision of the certificate of incorporation, these bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) any condition expressly imposed by a court in approving a settlement.

ARTICLE VII

RECORDS AND REPORTS

7.1 Maintenance and Inspection of Records.

(a) The Company shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

(b) Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal place of business.

(c) A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

7.2 Inspection by Directors.

Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court of Chancery may summarily order the Company to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court of Chancery may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as it deems just and proper.

ARTICLE VIII

GENERAL MATTERS

8.1 Execution of Corporate Contracts and Instruments.

The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.2 Stock Certificates; Partly Paid Shares.

(a) The shares of the Company shall be non-certificated shares represented in book-entry form, as properly maintained by the secretary or an assistant secretary of the Company, or any other transfer agent as properly designated by the Board of Directors, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be certificated shares. Upon the request, each holder of non-certificated shares shall be entitled to have a certificate signed by, or in the name of the Company by, the chairman of the Board of Directors or the president or vice president, and by the secretary or an assistant secretary of the Company representing the number of shares registered in certificate form.

Any or all the signatures on the certificate may be a facsimile. ln case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

(b) The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued, if any, to represent any such partly paid shares, and upon the books and records of the Company in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Company shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.3 Lost Certificates.

The Company may issue non-certificated book-entry shares in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed; and the Company may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against the Company on account of the alleged loss, theft or destruction of any such certificate or the issuance of such non-certificated book-entry shares.

8.4 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.5 Dividends.

The directors of the Company, subject to any restrictions contained in: (a) the DGCL; or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock. The directors of the Company may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the Company, and meeting contingencies.

8.6 Fiscal Year.

The fiscal year of the Company shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.7 Transfer of Stock.

The Board of Directors may make such rules and regulations, not inconsistent with law or with these bylaws, as it may deem advisable concerning the issuance, transfer and registration of non-certificated shares of the Company’s common stock represented by book-entry form. The Board of Directors may appoint a transfer agent or registrar of transfers, or both.

8.8 Registered Stockholders.

The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

8.9 Facsimile Signature.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE IX

AMENDMENTS

The bylaws of the Company may be adopted, amended or repealed by the stockholders; provided, however, that the Company may, in its certificate of incorporation, confer the power to adopt, amend or repeal the bylaws upon the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal the bylaws.

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